AMENDMENT NO. 1 TO CREDIT AGREEMENT
This Amendment No. 1 to Credit Agreement, dated as of May 13, 2015, (this "Amendment"), is entered into by HELIX ENERGY SOLUTIONS GROUP, INC., a Minnesota corporation (the "Borrower"), the lenders party to the Credit Agreement described below, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"), Swing Line Lender and L/C Issuer.
INTRODUCTION
Reference is made to the Credit Agreement dated as of June 19, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (collectively, the "Lenders" and individually, a "Lender"), and the Administrative Agent.
The Borrower has requested, and the Lenders and the Administrative Agent have agreed, on the terms and conditions set forth herein, to make certain amendments to the Credit Agreement.
THEREFORE, in connection with the foregoing and for other good and valuable consideration, the Borrower, the Lenders, and the Administrative Agent hereby agree as follows:
Section 1.    Definitions; References. Unless otherwise defined in this Amendment, each term used in this Amendment that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.
Section 2.    Amendment of Credit Agreement.
(a)    Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of "Applicable Fee Rate" in its entirety with the following:
"Applicable Fee Rate" means, at any time, in respect of the Revolving Credit Facility and the Term Facility, the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth below:

Applicable Fee Rate
Pricing Level	Consolidated Leverage Ratio	Commitment Fee
1	Less than 1.00x	0.375%
2	Greater than or equal to 1.00x but less than 1.75x	0.375%
3	Greater than or equal to 1.75x	0.50%

Initially, Pricing Level 3 shall apply until the delivery of the Compliance Certificate for the Borrower’s fiscal quarter ended March 31, 2015. Thereafter, any increase or decrease in the Applicable Fee Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Term Lenders and Required Revolving Lenders, Pricing Level 3 shall apply in respect of the Term Facility and Revolving Credit Facility as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered.
Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Fee Rate for any period shall be subject to the provisions of Section 2.10(b).
(b)    Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of "Applicable Rate" in its entirety with the following:
"Applicable Rate" means (a) in respect of the Term Facility and the Revolving Credit Facility, the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth below:

Applicable Rate
Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate (Letters of Credit)	Base Rate
1	Less than 1.00x	2.00%	1.00%
2	Greater than or equal to 1.00x but less than 1.75x	2.25%	1.25%
3	Greater than or equal to 1.75x but less than 2.50x	2.50%	1.50%
4	Greater than or equal to 2.50x but less than 3.25x	2.75%	1.75%
5	Greater than or equal to 3.25x but less than 3.75x	3.00%	2.00%
6	Greater than or equal to 3.75x but less than 4.25x	3.50%	2.50%
7	Greater than or equal to 4.25x	4.00%	3.00%

Initially, Pricing Level 3 shall apply until the delivery of the Compliance Certificate for the Borrower’s fiscal quarter ended March 31, 2015. Thereafter, any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Term Lenders and Required Revolving Lenders, Pricing Level 7 shall apply in respect of the Term Facility and Revolving Credit Facility as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered.
Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).
(c)    Section 1.01 of the Credit Agreement is hereby amended by replacing the first sentence of the definition of “Base Rate” in its entirety with the following:
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the Eurodollar Rate plus 1.00%; and if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
(d)    Section 1.01 of the Credit Agreement is hereby amended by deleting the parenthetical in clause (b) of the definition of “Change of Control” in its entirety.
(e)    Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of "Eurodollar Rate" in its entirety with the following:
“Eurodollar Rate” means
(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement; and
(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
(f)    Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “FATCA” in its entirety with the following:
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.
(g)    Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of "Loan Notice" in its entirety with the following:
“Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
(h)    Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of "Responsible Officer" in its entirety with the following:
“Responsible Officer” means the chief executive officer, chief accounting officer, finance and treasury director, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, and, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

(i)    Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Swing Line Loan Notice” in its entirety with the following:
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
(j)    Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Withholding Agent” in its entirety with the following:
“Withholding Agent” means any Loan Party and the Administrative Agent.
(k)    The Credit Agreement is hereby amended by replacing Section 2.02(a) in its entirety with the following:
2.02 Borrowings, Conversions and Continuations of Loans. (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Loan Notice; provided that any telephone notice must be confirmed promptly, but in no event later than the applicable deadlines set forth below, by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than (i) 11:00 a.m. three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) 3:00 p.m. the Business Day prior to the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $2,500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice shall specify (i) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest

Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.
(l)    The Credit Agreement is hereby amended by deleting the word “telephonic” from the fourth sentence of Section 2.04(b), deleting the third sentence thereto, and replacing the first sentence in its entirety with the following:
(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice.
(m)    The Credit Agreement is hereby amended by replacing clause (A) of the first sentence of Section 2.05(a)(i) in its entirety with the following:
(A) such notice must be in a form reasonably acceptable to the Administrative Agent and be received by the Administrative Agent not later than 12:00 p.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans;
(n)    The Credit Agreement is hereby amended by adding the parenthetical “(other than Taxes)” immediately after the word “expense” in clause (iii) of Section 3.04(a).
(o)    The Credit Agreement is hereby amended by adding the following new Section 5.24:
5.24. Anti-Corruption Laws. The Borrower and its Subsidiaries have conducted their business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and other applicable anti-corruption legislation of any Governmental Authority in any jurisdiction in which the Borrower or any of its Subsidiaries are organized or conduct business and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
(p)    The Credit Agreement is hereby amended by adding the following new Section 7.20:
7.20. Anti-Corruption Laws. Directly or indirectly, use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and other applicable anti-corruption legislation of any Governmental Authority in any jurisdiction in which the Borrower or any of its Subsidiaries are organized or conduct business.

(q)    The Credit Agreement is hereby amended by replacing Section 7.11(b) in its entirety with the following:
(b)    Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than the ratio set forth below opposite such period:

Four Fiscal Quarters Ending	Maximum Consolidated Leverage Ratio
December 31, 2014 through and including March 31, 2015	3.50 to 1.00
June 30, 2015	4.00 to 1.00
September 30, 2015 through and including December 31, 2016	4.50 to 1.00
March 31, 2017	4.00 to 1.00
June 30, 2017 and each fiscal quarter thereafter	3.50 to 1.00
(r)    The Credit Agreement is hereby amended by replacing Section 10.18 in its entirety with the following:
10.18. Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Loan Notices, Swingline Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

(s)    The Credit Agreement is hereby amended by replacing Exhibit D in its entirety with Exhibit D attached hereto
(t)    The Credit Agreement is hereby amended by replacing every occurrence of “W-8BEN” in Exhibits F-1, F-2, F-3 and F-4 with “W-8BEN or W-8BEN-E (as applicable)”.
Section 3.    Representations and Warranties. The Borrower represents and warrants that (a) the execution, delivery, and performance by each Loan Party of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not violate the terms of any of such Person’s Organization Documents; (b) this Amendment, and the Credit Agreement as amended hereby, constitute legal, valid, and binding obligations of each Loan Party, enforceable against such Loan Party in accordance with their terms, subject to Debtor Relief Laws and similar Laws affecting creditors’ rights generally or providing relief for debtors and subject to principles of equity; (c) the representations and warranties of the Borrower and each other Loan Party contained in each Loan Document are true and correct in all material respects as of the date of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; (d) no Default or Event of Default exists under the Loan Documents; and (e) the Liens under the Collateral Documents are valid and subsisting and secure the Obligations.
Section 4.    Effect on Credit Documents. Except as amended herein, the Credit Agreement and all other Loan Documents remain in full force and effect as originally executed. Nothing herein shall act as a waiver of any of the Administrative Agent's or any Lender's rights under the Loan Documents as amended, including the waiver of any default or event of default, however denominated. The Borrower acknowledges and agrees that this Amendment shall in no manner impair or affect the validity or enforceability of the Credit Agreement. This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment may be a default or event of default under the other Loan Documents.
Section 5.    Effectiveness. This Amendment shall become effective, and the Credit Agreement shall be amended as provided for herein as of the date first set forth above, upon the satisfaction of the following conditions:
(a)    the Administrative Agent (or its counsel) shall have received (i) counterparts hereof duly executed and delivered by a duly authorized officer of the Borrower, each Guarantor, and by the Lenders whose consent is required to effect the amendments contemplated hereby; and
(b)    the Administrative Agent shall have received, or shall concurrently receive for the account of each Lender executing this Amendment by 12:00 p.m. (Eastern) on May 13, 2015, an amendment fee equal to (i) the amounts set forth in a separate fee letter entered into by the Administrative Agent and the Borrower; and (ii) for the account of the applicable Person, payment of all other fees payable in connection with this Amendment.

Section 6.    FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of the Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Loan Parties and the Administrative Agent to treat) the Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
Section 7.    Reaffirmation of Guaranty. By its signature hereto, each Guarantor represents and warrants that such Guarantor has no defense to the enforcement of the Guaranty, and that according to its terms the Guaranty will continue in full force and effect to guaranty the Borrower's obligations under the Credit Agreement and the other amounts described in the Guaranty following the execution of this Amendment.
Section 8.    Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 9.    Miscellaneous. The miscellaneous provisions set forth in Article X of the Credit Agreement apply to this Amendment. This Amendment may be signed in any number of counterparts, each of which shall be an original, and may be executed and delivered by facsimile or other electronic imaging means (e.g. “pdf” or “tif”).
Section 10.    ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[signature page follows]

EXECUTED as of the first date above written.

HELIX ENERGY SOLUTIONS GROUP
INC., a Minnesota corporation

By:	/s/ Anthony Tripodo
Name:	Anthony Tripodo
Title:	Executive Vice President and Chief
Financial Officer

CANYON OFFSHORE, INC., a Texas
corporation
CANYON OFFSHORE INTERNATIONAL
CORP., a Texas corporation
HELIX INGLESIDE LLC, a Delaware limited
liability company
HELIX OFFSHORE INTERNATIONAL,
INC., a Texas corporation
HELIX PROPERTY CORP., a Texas
corporation
HELIX SUBSEA CONSTRUCTION, INC, a
Delaware corporation
HELIX WELL OPS INC., a Texas corporation

By:	/s/ Anthony Tripodo
Name:	Anthony Tripodo
Title:	Vice President and Treasurer

CANYON OFFSHORE LIMITED, a Scottish
company

By:	/s/ Alisa Berne Johnson
Name:	Alisa Berne Johnson
Title:	Director

KOMMANDOR LLC, a Delaware limited
liability company

By:	/s/ Anthony Tripodo
Name:	Anthony Tripodo
Title:	Vice President

Signature Page to Amendment No. 1 to Credit Agreement

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Don B. Pinzon
Don B. Pinzon
Vice President

Signature Page to Amendment No. 1 to Credit Agreement

BANK OF AMERICA, N.A., as a Lender, L/C
Issuer and Swing Line Lender

By:	/s/ Julie Castano
Julie Castano
Senior Vice President

Signature Page to Amendment No. 1 to Credit Agreement

CADENCE BANK N.A., as a Lender

By:	/s/ Phillip Bannon
Name:	Phillip Bannon
Title:	Assistant Vice President

Signature Page to Amendment No. 1 to Credit Agreement

CAPITAL ONE, N.A., as a Lender

By:	/s/ Don Backer
Don Backer
Senior Vice President

Signature Page to Amendment No. 1 to Credit Agreement

COMERICA BANK, as a Lender

By:	/s/ Gary Culbertson
Name:	Gary Culbertson
Title:	Vice President

Signature Page to Amendment No. 1 to Credit Agreement

COMPASS BANK, as a Lender

By:	/s/ Frank Carvelli
Name:	Frank Carvelli
Title:	Senior Vice President

Signature Page to Amendment No. 1 to Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as a Lender

By:	/s/ Mikhail Faybusovich
Name:	Mikhail Faybusovich
Title:	Authorized Signatory

By:	/s/ Sean MacGregor
Name:	Sean MacGregor
Title:	Authorized Signatory

Signature Page to Amendment No. 1 to Credit Agreement

DEUTSCHE BANK AG NEW YORK
BRANCH, as a Lender

By:	/s/ Dusan Lazarov
Name:	Dusan Lazarov
Title:	Director

By:	/s/ Anca Trifan
Name:	Anca Trifan
Title:	Managing Director

Signature Page to Amendment No. 1 to Credit Agreement

FROST BANK, a Texas state bank, as a
Lender

By:	/s/ Wes Northington
Name:	Wes Northington
Title:	Vice President

Signature Page to Amendment No. 1 to Credit Agreement

HSBC BANK USA, N.A., as a Lender

By:	/s/ Wadie Christopher Habiby
Name:	Wadie Christopher Habiby
Title:	Vice President, Corporate Banking

Signature Page to Amendment No. 1 to Credit Agreement

IBERIABANK, as a Lender

By:	/s/ Chris Dvorachek
Name:	Chris Dvorachek
Title:	Executive Vice President

Signature Page to Amendment No. 1 to Credit Agreement

ING CAPITAL LLC, as a Lender

By:	/s/ Tanja van der Woude
Name:	Tanja van der Woude
Title:	Director

By:	/s/ Jens Van Yperzeele
Name:	Jens Van Yperzeele
Title:	Director

Signature Page to Amendment No. 1 to Credit Agreement

NATIXIS New York Branch, as a Lender

By:	/s/ Stuart Murray
Name:	Stuart Murray
Title:	Managing Director

By:	/s/ Carlos Quinteros
Name:	Carlos Quinteros
Title:	Managing Director

Signature Page to Amendment No. 1 to Credit Agreement

NORDEA BANK AB, as a Lender

By:	/s/ Michael Sheppard
Name:	Michael Sheppard
Title:	Head of Loans Administration

By:	/s/ Andrew Searle
Name:	Andrew Searle
Title:	Loans Administration

Signature Page to Amendment No. 1 to Credit Agreement

Prosperity Bank f/k/a
FIRST VICTORIA NATIONAL BANK, as a
Lender

By:	/s/ Herschel Vansickle
Name:	Herschel Vansickle
Title:	Sr. Vice President

Signature Page to Amendment No. 1 to Credit Agreement

RAYMOND JAMES BANK, N.A., as a
Lender,

By:	/s/ Kathy A. Bennett
Name:	Kathy A. Bennett
Title:	Senior Vice President

Signature Page to Amendment No. 1 to Credit Agreement

RB INTERNATIONAL FINANCE
(USA) LLC, as a Lender

By:	/s/ John A. Valiska
Name:	John A. Valiska
Title:	First Vice President

By:	/s/ Steven VanSteenbergen
Name:	Steven VanSteenbergen
Title:	Vice President

Signature Page to Amendment No. 1 to Credit Agreement

REGIONS BANK, as a Lender

By:	/s/ David Valentine
Name:	David Valentine
Title:	Senior Vice President

Signature Page to Amendment No. 1 to Credit Agreement

STIFEL BANK & TRUST, as a Lender

By:	/s/ Christian Jon Bugyis
Name:	Christian Jon Bugyis
Title:	Sr. Vice President

Signature Page to Amendment No. 1 to Credit Agreement

SUMITOMO MITSUI BANKING
CORPORATION, as a Lender

By:	/s/ James D. Weinstein
Name:	James D. Weinstein
Title:	Managing Director

Signature Page to Amendment No. 1 to Credit Agreement

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Robert Corder
Name:	Robert Corder
Title:	Director

Signature Page to Amendment No. 1 to Credit Agreement

WHITNEY BANK, as a Lender

By:	/s/ Paul Cole
Name:	Paul Cole
Title:	Senior Vice President

Signature Page to Amendment No. 1 to Credit Agreement